EXHIBIT 11

XATA Corporation
Earnings per Share
Three and Six months Ending March 31, 2000

                                                               Three Months         Six Months
                                                              Ended March 31,     Ended March 31,
                                                              -------------        -------------
BASIC COMPUTATION
  Net earnings                                                $     394,081        $     528,871
  Less:  Preferred Stock dividend                                    12,888        $      27,001
                                                              -------------        -------------
Earnings available to common shareholders                     $     381,193        $     501,870
                                                              -------------        -------------

Weighted average shares outstanding                               4,475,597            4,455,506
                                                              -------------        -------------
                BASIC EARNINGS PER SHARE                      $        0.09        $        0.11
                                                              =============        =============


DILUTED COMPUTATION
  Net earnings available to common shareholders               $     381,193        $     501,870
  Plus:  Preferred Stock dividend (assumed conversion)               12,888        $      27,001

Earnings available to common shareholders                     -------------        -------------
   plus assumed conversions                                   $     394,081        $     528,871
                                                              -------------        -------------

Weighted average shares outstanding                               4,475,597            4,455,506
Common stock equivalents *                                          539,051              528,022
                                                              -------------        -------------
Weighted average shares outstanding
   plus equivalents                                               5,014,648            4,983,528


                                                              -------------        -------------
               DILUTED EARNINGS PER SHARE                     $        0.08        $        0.11
                                                              =============        =============


* includes 433,340 and 450,090 shares underlying the Company's Series A Convertible Preferred Stock for the Three and Six Months Ending March 31, 2000, respectively.